Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER (AS DEFINED BELOW).

NOTICE OF GUARANTEED DELIVERY

for Deposits of Shares and SRP Rights of

POTASH CORPORATION OF SASKATCHEWAN INC.

pursuant to the Offer dated August 20, 2010 made by

BHP BILLITON DEVELOPMENT 2 (CANADA) LIMITED

a wholly-owned indirect subsidiary of

BHP BILLITON PLC

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (EASTERN TIME)

ON OCTOBER 19, 2010, OR SUCH LATER DATE OR DATES AS MAY BE FIXED BY THE OFFEROR (THE “EXPIRY TIME”) UNLESS THE OFFER IS WITHDRAWN.

SEE “TIME FOR ACCEPTANCE” IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE

OFFER BUT YOUR SHARE CERTIFICATES (OR SRP CERTIFICATES, IF APPLICABLE) ARE NOT IMMEDIATELY AVAILABLE, YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS, YOUR SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT PRIOR TO THE EXPIRY TIME, OR THE SEPARATION TIME HAS OCCURRED BUT YOU HAVE NOT YET RECEIVED YOUR RIGHTS CERTIFICATES.

This Notice of Guaranteed Delivery may be used to accept the Offer made by BHP Billiton Development 2 (Canada) Limited (the “Offeror”), a wholly-owned indirect subsidiary of BHP Billiton Plc, to purchase all of the issued and outstanding common shares, together with any associated rights (the “SRP Rights”) issued and outstanding under the Shareholder Rights Plan (together, the “Shares”), of Potash Corporation of Saskatchewan Inc. (“PotashCorp”), including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time, only if (i) the certificate(s) representing the Shares and/or if the Separation Time has occurred prior to the Expiry Time, certificate(s) evidencing the SRP Rights (the “Rights Certificates”) is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Shares on a timely basis, (iii) the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time or (iv) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or courier or transmitted by facsimile transmission or mail to the Depositary at its principal office in Toronto, Ontario, Canada at the address or facsimile number listed in this Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in this Notice of Guaranteed Delivery.

BHP Billiton Plc and BHP Billiton Limited together comprise a Dual Listed Company. The two entities continue to exist as separate companies, but operate as a combined group. The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and the Circular dated August 20, 2010 have the meanings ascribed to them in the Offer and the Circular.

The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth under “Manner of Acceptance—Procedure for Guaranteed Delivery” in Section 3 of the Offer, if a Shareholder wishes to deposit Shares under this Offer and: (i) the certificate(s) representing the Shares and/or if the Separation Time has occurred prior to the Expiry Time, the Rights Certificate(s) representing the associated SRP Rights is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Shares on a timely basis, (iii) the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time or (iv) if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, those Shares (including associated SRP Rights) may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such a deposit is made by or through an Eligible Institution (as defined below);

(b)	a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or a facsimile hereof), together with a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at or prior to the Expiry Time at its office in Toronto, Ontario, Canada;

(c)	the certificate(s) representing the Deposited Shares and if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificates representing the associated SRP Rights, in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and executed, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Shares and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal, are received by the Depositary at its office in Toronto at the address specified herein prior to 11:59 p.m. (Eastern time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Time; and

(d)	if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed with signatures guaranteed if so required in accordance with the Letter of Transmittal or, in the case of Shares deposited by book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the Letter of Transmittal are received by the Depositary at its office set forth herein on or prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange

Act of 1934, as amended). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, or banks and trust companies in the United States.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) certificates representing such Shares (or a Book-Entry Confirmation) and, if applicable, the associated Rights Certificate(s), (ii) a Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any signatures guaranteed, if so required (or, in the case of a book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any signatures guaranteed, if so required, or an Agent’s Message in lieu of a Letter of Transmittal), and (iii) all other documents required by the Letter of Transmittal prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the Expiry Time (except with respect to Rights Certificates if the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to Shareholders prior to the Expiry Time, in which case receipt must be made by the Depositary, at its office set out herein, on or prior to 11:59 p.m. (Eastern time) on the third trading day on the TSX after the date, if any, that Rights Certificates are distributed to Shareholders). If the Separation Time occurs prior to the Expiry Time, then a deposit of Shares constitutes an agreement by the undersigned to deliver, for no additional consideration, one or more Rights Certificates representing SRP Rights equal in number to the number of Shares deposited under the Offer. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive from the undersigned prior to taking up Shares for payment under the Offer, one or more Rights Certificates representing SRP Rights equal in number to the Shares deposited by the undersigned. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary on the purchase price of the Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary prior to the Expiry Time, even if the Shares and, if applicable, the associated SRP Rights, to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take up and payment for the Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:	BHP BILLITON DEVELOPMENT 2 (CANADA) LIMITED

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail:	By Hand or Courier:	By Facsimile Transmission:

P.O. Box 7021	100 University Avenue	Facsimile Number: 905-771-4082
31 Adelaide Street East	9th Floor	Attention: Corporate Actions
Toronto, ON	Toronto, ON
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attention: Corporate Actions

THE NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO, CANADA LISTED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, CANADA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DESCRIPTION OF SHARES

The undersigned hereby deposits with the Depositary upon the terms and subject to the conditions set forth in the Offer and the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the procedures for guaranteed delivery as set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery” and Instruction 2 to the Letter of Transmittal.

Shareholders are required to deposit one SRP Right for each Share in order to effect a valid deposit of such Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by the Offeror will be allocated to the SRP Rights.

COMMON SHARES

Certificate Number(s)* (if available) (Please print or type)	Name in which Registered (Please print or type and fill in exactly as name(s) appear(s) on certificate(s))	Number of Shares Represented by Certificate (Please print or type)	Number of Shares Deposited** (Please print or type)

TOTAL

SRP RIGHTS (to be completed if necessary)***

Certificate Number(s)* (if available) (Please print or type)	Name in which Registered (Please print or type and fill in exactly as name(s) appear(s) on certificate(s))	Number of SRP Rights Represented by Certificate (Please print or type)	Number of SRP Rights Deposited** (Please print or type)

TOTAL

*	Need not be completed if transfer is made by book-entry.

**	Unless otherwise indicated, the total number of Shares evidenced by certificates delivered will be deemed to have been deposited.

***	Need not be completed if the Separation Time has not occurred prior to the Expiry Time.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Daytime Telephone Number

❑	Check if Shares will be deposited by book-entry transfer

Name of Depositing Institution

Account Number

Transaction Code Number

GUARANTEE OF DELIVERY

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees covering the Deposited Shares (or, in the case of a book-entry transfer of Shares, a Book-Entry Confirmation with respect to all Shares deposited hereby and, in the case of DTC accounts, a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal), and all other documents required by the Letter of Transmittal, no later than 11:59 p.m., Eastern time, on the third trading day on the TSX after the Expiry Time.

Name of the Firm:	Authorized Signature:

Address of the Firm:	Name:

Title:

Telephone Number:	Dated:

This Notice of Guaranteed Delivery is to be delivered

by hand or by courier or transmitted by facsimile transmission or mail to the Depositary, as follows:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail P.O. Box 7021 31 Adelaide St. E. Toronto, Ontario M5C 3H2 Attention: Corporate Actions	By Hand or by Courier 100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1 Attention: Corporate Actions

By Facsimile Transmission

Facsimile Number: 905-771-4082

Attention: Corporate Actions

The Dealer Managers for the Offer are:

In Canada	In the United States

TD SECURITIES INC.	J.P. MORGAN SECURITIES INC.

Telephone: 416-308-2670	Telephone: 877-576-5599

J.P. MORGAN SECURITIES CANADA INC.	TD SECURITIES (USA) LLC

Telephone: 416-981-9249	Telephone: 212-827-6979

The Information Agents for the Offer are:

The Exchange Tower 130 King Street West, Suite 2950 Toronto, Ontario M5X 1E2	105 Madison Avenue New York, New York 10016

Toll Free: 1-866-851-3215(English or French)

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Email: potash@mackenziepartners.com Telephone: (212) 929-5500 (Call Collect) Toll-Free: (800) 322-2885 (English) Toll-Free: (888) 410-7850 (French)

Any questions and requests for assistance may be directed by Shareholders to the Depositary, the Dealer Managers or the Information Agents at their respective telephone numbers and locations set out above. Shareholders whose Shares are registered in the name of a stockbroker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing their Shares.

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above does not constitute a valid delivery.